Remedent Announces Shareholder Conference Call to Be Held on Wednesday, February 15, 2012

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GHENT, BELGIUM -- (Marketwire) -- 02/13/12 -- Remedent, Inc. ("Remedent" or the "Company") (OTCBB: REMI), an international company specializing in research, development, and the manufacturing of oral care and cosmetic products, announced today that its management team will host a conference call on Wednesday, February 15, to update investors on the recent strategic developments.

Conference Call Information:

Date: Wednesday, February 15, 2012
Time: 10:00 am ET
Toll Free: 888-378-4361
Toll: 719-325-2286
Passcode: 4519320

Replay Information:

Please dial in at least 10 minutes prior to the call to ensure timely participation. A replay of the call will be available through March 15, 2012.To listen, please call 888-203-1112 for toll free or 719-457-0820. Utilize the pass code 4519320 for the replay.

Additionally, a live and archived version of the earnings call will be available at www.remedent.com. Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About Remedent

Remedent, Inc. specializes in the research, development and manufacturing and the marketing of oral care and cosmetic dental products. The Company serves the professional dental industry with breakthrough technology for dental veneers. These products are supported by a line of professional veneer whitening and tooth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 55 countries in the worldwide. For more information, go to www.remedent.com.

Forward-Looking Statements

Statements in this press release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Remedent's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," "projects," "project," to be uncertain and forward-looking. Actual results could differ materially because of factors such as Remedent's ability to achieve the synergies and value creation contemplated by the proposed transaction. For further information regarding risks and uncertainties associated with Remedent's business, please refer to the risk factors described in Remedent's filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. We undertake no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

For more information, please contact:

Company
Remedent, Inc.
Stephen Ross
CFO
Phone: +1-310-922-5685
E-mail: docktor99@aol.com

Investor Relations

MZ Group
Scott Powell
Senior Vice President
Phone: +1-212-301-7130
E-mail: scott.powell@hcinternational.net